Exhibit 5.1

February 27, 2014

Atlantic Power Corporation
One Federal Street, Floor 30
Boston, Massachusetts
02110  USA

Re:      Form S-3 Registration Statement

Dear Sirs/Mesdames:

We have acted as Canadian counsel to Atlantic Power Corporation (the “Company”) in the Province of British Colombia, Canada (the “Province”), in connection with the above-referenced Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed public offering from time to time by the Company of up to 5,000,000 common shares in its capital, no par value (the “Common Shares”), pursuant to the Company’s Dividend Reinvestment Plan (the “Plan”).

The Common Shares may be sold by the Company from time to time as set forth in the Registration Statement, the prospectuses which form a part of the Registration Statement (collectively, the “Prospectus”) and as to be set forth in one or more supplements to such Prospectus.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)            the Registration Statement;

(ii)           for the Company, its Certificate of Continuance, Notice of Articles and Articles (collectively herein referred to as the “Constating Documents”);

(iii)          the resolutions of the board of directors of the Company (the “Board”) adopted on August 7, 2012 and February 25, 2014 (together, the “Company Resolutions”) relating to, amongst other matters, the reservation and issuance of the Common Shares and the Plan;

(iv)          a certificate of good standing for the Company dated as of February 26, 2014, issued by the Registrar of Companies of British Columbia (the “Certificate of Good Standing”); and

(v)           an officer’s certificate of the Company (the “Officer Certificate”), as to certain factual matters affecting the Company, and certifying copies of the Constating Documents and the Company Resolutions, as applicable.

In addition, we have conducted such other investigations and examinations as we have deemed necessary to give the opinions hereinafter expressed, and we have examined originals, or copies identified to our satisfaction, of such minute books and other records of the Company, certificates of directors, officers and public officials and such other resolutions, certificates and documents as we have deemed necessary to give the opinions hereinafter expressed. We have also examined such other statutes and documents and have considered such questions of law as we have considered necessary for the purpose of rendering the opinions set forth below.

Assumptions and Reliances

In arriving at the opinion expressed below, we have relied on, without independent investigation, and have assumed:

(i)            the genuineness of all signatures on each document that we have examined;

(ii)           the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, whether photostatic, telecopied or otherwise;

(iii)          the legal power, capacity and authority of all natural persons signing in their individual capacity;

(iv)          any issuance of Common Shares will be consistent with the procedures and terms described in the Registration Statement and the Plan, and in accordance with the Constating Documents, the Company Resolutions, Applicable Laws (as hereinafter defined), and the rules and regulations of the Toronto Stock Exchange; and

(v)           the accuracy of all factual matters contained in the Officer Certificate and the attachments thereto.

For the purposes of the opinion expressed in paragraph 1 below relating to the corporate existence of the Company, we have relied on the Constating Documents and the Certificate of Good Standing for the Company and we have assumed no change in status of such entities from the date of such certificate.

Limitations

We express no opinion herein:

(i)            with respect to the laws of any jurisdiction other than the Province and the federal laws of Canada applicable therein which are in effect on the date hereof (“Applicable Laws”); and

(ii)           for clarity, with respect to any federal or state law of the United States.

Additionally, we disclaim any obligation to advise the addressee of this opinion or any other person of any change in law or any fact which may come or be brought to our attention after the date of hereof.  This opinion is rendered solely with respect to the Applicable Laws, as of the date hereof.

Opinions

Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

1.     The Company is validly existing as a corporation under the laws of the Province and is up to date with respect to the filing of annual returns under the Business Corporations Act (British Columbia).

2.     The Common Shares have been reserved and authorized for issuance and, upon issuance in accordance with the terms and conditions of the Plan, will be validly issued as fully paid and non-assessable common shares of the Company.

We understand that you wish to file this opinion letter as an exhibit to the Registration Statement, and we hereby consent thereto.  Such consent is not an admission that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Goodmans